Back to Form 8-K
Exhibit 99.1

WELLCARE ISSUES 2019 ANNUAL GUIDANCE
COMPANY REAFFIRMS 2018 ANNUAL GUIDANCE
TAMPA, Fla. (Dec. 17, 2018) – WellCare Health Plans, Inc. (NYSE: WCG) (“WellCare”) today issued full-year 2019 guidance and reaffirmed its full-year 2018 guidance. For the full-year 2019, the company expects its adjusted earnings per diluted share (EPS) to be in the range of $13.15 to $13.40. For the full-year 2018, WellCare continues to expect its adjusted EPS to be in a range of $10.90 to $11.00.
Refer to the Appendix included in this news release for specific 2019 and 2018 guidance metrics, related footnotes and basis of presentation. In addition to the information in this release, a presentation describing the highlights of WellCare’s full-year 2019 guidance can be accessed via the following link: http://ir.wellcare.com/presentations.
Full-Year 2019 Guidance Highlights

•	GAAP[1] total revenue is expected to increase to a range of $25.8 billion to $26.7 billion primarily as a result of the acquisition of Meridian in 2018 and organic growth in all three business segments.

•
The GAAP and adjusted Medicaid Health Plans medical benefits ratios (MBR) are expected to be in a range of 88.8% to 89.3% and 89.5% to 90.0%, respectively, primarily reflecting new business mix as a result of the company’s expanded Medicaid contract in Florida and the acquisition of Meridian in 2018. Additionally, the GAAP Medicaid Health Plans MBR reflects the absence of Medicaid ACA industry fee reimbursement in 2019.

•	The Medicare Health Plans MBR is expected to be in a range of 85.0% to 85.8%, primarily as a result of the ACA industry fee moratorium in 2019, partially offset by continued operational execution.

•	The Medicare PDP MBR is expected to be in a range of 82.5% to 83.5%, primarily due to bid positioning.

•
The adjusted selling, general and administrative (SG&A)[2] expense ratio is expected to decrease to a range of 7.65% to 7.80%, primarily as a result of operational leverage and the company’s acquisition of Meridian in 2018.

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1Generally Accepted Accounting Principles (“GAAP”)
2Refer to Guidance Footnotes and Basis of Presentation for reconciliation of adjusted item to GAAP

About WellCare Health Plans, Inc.

Headquartered in Tampa, Fla., WellCare Health Plans, Inc. (NYSE: WCG) focuses primarily on providing government-sponsored managed care services to families, children, seniors and individuals with complex medical needs primarily through Medicaid, Medicare Advantage and Medicare Prescription Drug Plans, as well as individuals in the Health Insurance Marketplace. WellCare serves approximately 5.5 million members nationwide as of September 30, 2018. For more information about WellCare, please visit the company's website at www.wellcare.com.

CONTACTS:
Investor:	Media:
Beau Garverick 813-206-2329 beau.garverick@wellcare.com	Alissa Momberg Lawver 813-206-5256 alissa.lawver@wellcare.com

Matt Humphries 813-206-6096 matt.humphries@wellcare.com

Appendix: Full-Year 2019 and 2018 Guidance Metrics

Guidance Metric	2019 Guidance as of December 17, 2018	2018 Guidance As of October 30, 2018
Revenue:
GAAP Medicaid Health Plans	$17.1B to $17.6B	$12.7B to $12.9B
Adjusted Medicaid Health Plans(1)	$17.0B to $17.5B	$12.3B to $12.45B
Medicare Health Plans	$7.2B to $7.5B	$6.25B to $6.35B
Medicare PDP	$1.0B to $1.1B	$825M to $875M
Medicaid ACA industry fee reimbursement	-	$280M to $285M
Products and services	$300M to $325M	$120M to $125M
Investment and other income(2)	$125M to $135M	$101M to $105M
GAAP total revenue	$25.8B to $26.7B	$20.0B to $20.3B
Adjusted total revenue(1)	$25.6B to $26.6B	$19.6B to $19.9B

Segment MBR:
GAAP Medicaid Health Plans	88.8% to 89.3%	85.6% to 85.9%
Adjusted Medicaid Health Plans(1)	89.5% to 90.0%	88.4% to 88.8%
Medicare Health Plans	85.0% to 85.8%	84.1% to 84.7%
Medicare PDP	82.5% to 83.5%	75.0% to 76.5%

Costs of products and services	$290M to $315M	$117M to $121M
Adjusted SG&A ratio(3)(4)	7.65% to 7.80%	8.35% to 8.45%
ACA industry fee expense	-	$342M to $346M
GAAP depreciation and amortization (D&A) expense	$280M to $287M	$178M to $182M
Adjusted D&A expense(5)	$130M to $137M	$102M to $106M
Interest expense	$120M to $124M	$87M to $89M
Adjusted effective income tax rate(4)(6)	23.5% to 24.5%	34.0% to 35.0%
Diluted shares outstanding	50.7M to 51.0M	-

Adjusted EPS(4)(7)	$13.15 to $13.40	$10.90 to $11.00

(1)
Excludes an estimated $125.0 million to $130.0 million and $130.0 million to $135.0 million in Medicaid premium taxes for 2018 and 2019, respectively. Excludes an estimated $280.0 million to $285.0 million in ACA industry fee reimbursement for 2018. There is no ACA industry fee reimbursement due to a one-year federal moratorium of the ACA industry fee in 2019.

(2)	Investment & other income primarily includes investment income.

(3)
SG&A expense (GAAP) less investigation costs and transaction and integration costs divided by total revenue (GAAP) less Medicaid premium taxes revenue and ACA industry fee reimbursement in 2018. SG&A expense (GAAP) less transaction and integration costs divided by total revenue (GAAP) less Medicaid premium taxes revenue in 2019.

(4) WellCare is not able to estimate amounts and the timing of expense associated with acquisition-related transaction and integration costs expected to be incurred as well as 2018 investigation costs and, therefore, cannot reconcile these metrics to total projected GAAP metrics.

(5)
Excludes an estimated $145.0 million to $155.0 million in acquisition-related amortization expenses in 2019. Excludes an estimated $75.0 million to $77.0 million in acquisition-related amortization expenses in 2018.

(6)	Excludes the estimated income tax effect associated with the 2018 investigation costs, acquisition-related amortization expenses, and transaction and integration costs.

(7)
The company estimates adjusted earnings per diluted share guidance by adjusting net income for the estimated net-of-tax effect of acquisition-related amortization expense, transaction and integration costs and 2018 investigation costs.

Basis of Presentation
Non-GAAP Financial Measures
In addition to results determined under GAAP, WellCare provides certain non-GAAP financial measures that management believes are useful in assessing the company’s performance. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Earnings per share, net income and, as noted below, other specific operating and financial measures have been adjusted for the effect of certain expenses, and as appropriate, the related tax effect, related to previously disclosed government investigations and related litigation and resolution costs (“investigation costs”) in 2018; amortization expense associated with acquisitions (“acquisition-related amortization expenses”); and certain one-time transaction and integration costs related to the acquisitions of Universal American, Meridian and the Aetna Part D Membership (“transaction and integration costs”).

Although the excluded items may recur, WellCare believes that by providing non-GAAP measures exclusive of these items, it facilitates period-over-period comparisons and provides additional clarity about events and trends affecting its core operating performance, as well as providing comparability to competitor results. The investigation costs are related to a discrete incident which management does not expect to reoccur. WellCare has adjusted for acquisition-related amortization expenses as these transactions do not directly relate to the servicing of products for our customers and are not directly related to the core performance of its business operations. The transaction and integrations costs are related to specific events, which do not reflect the underlying ongoing performance of the business.

In addition, because reimbursements for Medicaid premium tax and the ACA HIF are both included in the premium rates or reimbursement established in certain Medicaid contracts and also recognized separately as a component of expense, the company excludes these reimbursements from premium revenue and total revenue when calculating key ratios, when applicable, as the company believes that these components are not indicative of operating performance.

The company is not able to project at the time of this news release and related presentation the amount and timing of expenses associated with investigation costs in 2018 or ongoing transaction and integration costs and, therefore, cannot reconcile projected non-GAAP measures affected by these items to projected GAAP measures.

Following is a description of the adjustments made to GAAP measures used to calculate the non-GAAP measures used in this news release and related presentation.

Adjusted total revenue (non-GAAP) = Total revenue (GAAP) less Medicaid premium taxes revenue and, in 2018, ACA industry fee reimbursement.
Adjusted premium revenue (non-GAAP) = Premium revenue (GAAP) less Medicaid premium taxes revenue and, in 2018, ACA industry fee reimbursement. The company’s adjusted Medicaid Health Plans segment premium revenue uses this non-GAAP definition of adjusted premium revenue.
MBR (GAAP) = medical benefits expense divided by premium revenue (GAAP).
Adjusted MBR (non-GAAP) = medical benefits expense divided by adjusted premium revenue. The company’s adjusted Medicaid Health Plans segment MBR uses this non-GAAP definition of adjusted MBR.
SG&A expense ratio (GAAP) = SG&A expense (GAAP) divided by total revenue (GAAP).
Adjusted SG&A expense (non-GAAP) = SG&A expense (GAAP) less transaction and integration costs and, in 2018, investigation costs.
Adjusted SG&A ratio (non-GAAP) = adjusted SG&A expense divided by adjusted total revenue.
Adjusted depreciation & amortization (non-GAAP) = depreciation & amortization expense (GAAP) less acquisition-related amortization expenses.
Adjusted income before taxes (non-GAAP) = income before income taxes (GAAP) less acquisition-related amortization expenses, transaction and integration costs and, in 2018, investigation costs.

Adjusted income tax expense (non-GAAP) = income tax associated with the applicable adjusted income before taxes, based on the applicable effective income tax rate.
Adjusted effective income tax rate (non-GAAP) = adjusted income tax expense divided by adjusted income before taxes.
Adjusted net income (non-GAAP) = adjusted income before taxes less adjusted income tax expense.
Net income margin (GAAP) = net income (GAAP) divided by total revenue (GAAP).
Adjusted net income margin (non-GAAP) = adjusted net income divided by adjusted total revenue.
Adjusted earnings per diluted share (non-GAAP) = Adjusted net income divided by weighted average common shares outstanding on a fully diluted basis.

Cautionary Statement Regarding Forward-Looking Statements

This news release and related presentation contains “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “will” and similar expressions are forward-looking statements. For example, statements regarding the company’s financial outlook contain forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, WellCare’s progress on top priorities such as integrating care management, advocating for our members, building advanced relationships with providers and government partners, ensuring a competitive cost position, and delivering prudent, profitable growth, WellCare’s ability to effectively estimate and manage growth, WellCare’s ability to effectively identify, execute and integrate acquisitions, WellCare’s ability to improve health care quality and access, potential reductions in Medicaid and Medicare revenue, WellCare’s ability to estimate and manage medical benefits expense effectively, including through its vendors, its ability to negotiate actuarially sound rates, especially in new programs with limited experience, the appropriation and payment by state governments of Medicaid premiums receivable, the approval of Medicaid contracts by CMS, any changes to the programs or contracts, WellCare’s ability to address operational challenges related to new business, and WellCare’s ability to meet the requirements of readiness reviews. Given the risks and uncertainties inherent in forward-looking statements, any of WellCare’s forward-looking statements could be incorrect and investors are cautioned not to place undue reliance on any of our forward-looking statements.
Additional information regarding these and other important risks and uncertainties can be found in the company’s filings with the U.S. Securities and Exchange Commission, included under the captions “Forward-Looking Statements” and “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2017, and in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, which contain discussions of WellCare’s business and the various factors that may affect it. Subsequent events and developments may cause actual results to differ, perhaps materially, from WellCare’s forward-looking statements. WellCare’s forward-looking statements speak only as of the date on which the statements are made. WellCare undertakes no duty, and expressly disclaims any obligation, to update these forward-looking statements to reflect any future events, developments or otherwise.